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                                                                   EXHIBIT 10.60


                                LEASE AGREEMENT

     This Lease Agreement is made and entered into effective the 1st day of January, 1997 by and between Mr. Tom Winter, N4135 - Highway 32, Krakow, Wisconsin 54137, hereinafter called Lessor, and VCY/America, Inc. 3434 W. Kilbourn Ave., Milwaukee, WI 53208 a Wisconsin corporation, hereinafter called Lessee.

1.   DESCRIPTION OF PROPERTY.

     Lessor hereby grants and conveys permission to Lessee to construct, operate and install buildings and/or radio communications structures and equipment as required and necessary to support Lessee's Broadcasting System pursuant to tower and site design attached hereto on the following tract of land:

              [Description and location of property to be attached
                    upon receipt of land survey of property]

2.   TERM.

     The term of this lease agreement shall be five (5) years from the first day of January, 1997. Said term shall be extended seven (7) additional five (5) year terms upon the option of Lessee. Lessee must notify Lessor in writing of Lessee's intention to exercise it's option for such additional term not less than one (1) year before the expiration date of lease or each renewal term. The amount of rent and additional extensions of this lease shall be adjusted as hereinafter provided.


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3.   LEASE PAYMENTS.

     The annual lease payment shall be One Thousand, Two Hundred Dollars ($1,200), payable on or before the date this lease became effective, and each anniversary of the lease thereafter as set forth in Article 13.

     The base rent shall be subject to changes on the renewal date of this lease, in accordance with changes in the Consumer Price Index. The adjustment shall be based on the CPI-U change for the preceding five (5) year period. If application of the CPI-U would result in a decrease in the lease payment to less than the rent for the preceding period, no change shall be made.

     If the CPI-U publication is discontinued during the term of this lease, any remaining rental adjustments shall be made using the most nearly comparable statistics of the Bureau of Labor Statistics of the United States Department of Labor. If the rent amount determined by such formula is not acceptable to Lessee, this Lease shall terminate at the end of the one hundred eighty (180) day period without further action by either party.

4.   INSTALLATION AND MAINTENANCE OF LESSEE'S BUILDING, STRUCTURES AND
     EQUIPMENT.

     Lessor agrees and hereby grants Lessee free access to the described land for the purpose of constructing, inspecting and maintaining the facilities as set forth in article 1. It is agreed that only engineers and contractors of Lessee, including their subcontractors, or persons under their direct supervision, and employees of Lessee, will be permitted to enter the property. It is further agreed that Lessee's construction and installation will comply with all applicable rules and regulations of the Federal Communications Commission, State Corporation Commission of the State of Wisconsin, and all applicable Electrical Codes. Lessee shall construct, maintain, and operate all improvements on the leased premises in accordance with applicable statutes, ordinances, regulations and standards.

5.   LESSEE'S EQUIPMENT.

     Lessor acknowledges and agrees that all personal property, equipment, apparatus, fittings, fixtures and trade fixtures installed or stored on Lessee's premises constitute personal and exclusive property of Lessee or one of Lessee's affiliates, including without imitation, all telecommunications equipment, towers, switches, cables, wiring and associated equipment or personal property (collectively, the "Equipment").


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     The equipment shall remain at all times the personal property of the
Lessee or one of Lessee's affiliates, and neither the Lessor nor any person claiming by, through or under Lessor shall have any right, title or interest (including without limitation a security interest) in the equipment except as otherwise provided herein. Lessee, and Lessee's successors in interest, shall have the right to remove the equipment at any time during the term of this lease, including without limitation upon the expiration of the term of this lease or its earlier termination.

     Lessee shall remove all improvements within one hundred eighty (180) days following termination of this lease and shall restore the land to its original condition. Any improvements not so removed shall be deemed abandoned and shall become the property of Lessor. Lessor shall remove the abandoned property within 180 days and sell it for its reasonable salvage value and Lessee shall be liable for any deficiency incurred in the cost of its removal. Lessee shall continue to pay the annual rent, prorated per month for the months required to remove all of the improvements and restore the land to its original condition.

     With respect to the holder of any mortgage, deed of trust or other lien affecting Lessor's interest in the premises, whether existing as of the date hereof or arising hereafter, Lessor and Lessee hereby agree, acknowledge and declare that the equipment is now and shall at all times hereafter remain the personal and exclusive property of Lessee or one of Lessee's affiliates. The parties further acknowledge and agree that Lessor shall have no right or authority to grant a lien or security interest in or to any of the equipment.

     Lessee shall be responsible for and shall pay all personal property taxes, real taxes on real estate improvements on the leased premises, or other taxes, licensing fees or any other charges assessed or imposed against Lessee's equipment or material located on the leased property. Upon demand, Lessee shall furnish Lessor with reasonable evidence of Lessee's compliance with this section. To the extent any such property of Lessee shall be assessed together with real or personal property of Lessor, Lessee shall reimburse Lessor for any taxes paid by Lessor attributable to such assessment upon demand by Lessor, which demand shall be accompanied by reasonable documentation of such assessment.

6.   LEASEHOLD MORTGAGES AND SECURITY AGREEMENTS.

     (a) Lessor hereby agrees that Lessee may execute and deliver to one or more of Lessee's Lenders ("Lender"), and perfect one or more leasehold mortgages and security agreements ("Mortgage") creating a lien on the leasehold estate created by this lease and on any and all property now or hereafter in or on such leasehold estate.


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     (b) Lessor further agrees (i) that if an address of Lender is provided to
Lessor, Lessor shall provide to Lender written notice of any default in payment of lease payments required to be made by Lessee under this lease, (ii) that Lender shall have the right, but not the obligation, to cure any such default at any time within sixty days after Lender's receipt of such notice, and (iii) that Lessor shall not seek to cancel this lease if such default is so cured.

     (c) Lessor further agrees that if Lender shall foreclose or otherwise realize upon any Mortgage, Lender may elect in writing to succeed to, and to have all of the benefits of, all of Lessee's right, title and interest in and to said leasehold estate, but Lender shall not be responsible for lease payment or indemnity obligations of Lessee prior to Lender's written election, provided, however, that there shall be no monthly proration of yearly lease payments. If Lender assigns and transfers such leasehold estate, notwithstanding other provisions, Lender shall have no obligation under this lease arising, accruing, or attributable to the period subsequent to such assignment and transfer by Lender; and Lessor shall not require otherwise for any consent to such an assignment or transfer.

     (d) Lessor agrees to execute and deliver to Lender from time to time, as requested, Lessor's written consent regarding the foregoing.

7.   SUBLEASE.

     Lessee shall not assign this lease or sublet the premises or any part thereof, except to an affiliate of the Lessee, without first obtaining the written consent of the Lessor. In the event of any other assignment, sublease, or sale, the amount of the lease payment as set forth in paragraph 3 shall be renegotiated based on facts and circumstances existing at that time. Notwithstanding the above prohibition or limitation of Lessee's right to sublease or assign its interest under this lease, Lessor acknowledges and agrees that Lessee shall have the right to grant a security interest in its right and interest under this lease. Lessor further agrees that any person foreclosing or otherwise realizing upon such a security interest granted by Lessee shall succeed to, and shall have the benefits of, all Lessee's rights, title and interest under this lease.

8.   LESSEE'S RIGHT TO LEASE.

     Notwithstanding Article 7 Lessee shall have the right to lease use of or space on its facilities to other entities in a manner consistent with other provisions of this lease.


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9.   HAZARDOUS SUBSTANCES.

     Lessor represents and warrants, to the best of Lessor's knowledge, to Lessee and Lessee's successors and assigns that:

     (a) no dangerous, toxic or hazardous pollutants, contaminants, chemicals, wastes, materials, or substances, as defined in or governed by the provisions of any federal, state or local law, statute, code, ordinance, regulation, requirement or rule relating thereto (collectively, the "Environmental Regulations"), including without limitation urea-formaldehyde, dioxins, polychlorinated biphenyls, asbestos, asbestos-containing materials, nuclear-fuel wastes, and petroleum products, or any other wastes or substances which would subject the owner or occupant of the premises to any damages, penalties or liabilities under any applicable environmental regulation (collectively, the "Hazardous Substances") are now or have been located, produced, treated, transported, incorporated, discharged, emitted, released, deposited or disposed of in, upon, under, over or from the premises;

     (b) no threat exists of a discharge, release or emission of a Hazardous Substance upon or from the premises into the environment;

     (c) the premises have not ever been used as a mine, a landfill, a dump or other disposal facility, an industrial manufacturing facility, or a gasoline service station.

     (d) no underground storage tank is now located in or under the premises, or has previously been located therein but has been removed therefrom;

     (e) no violation of any Environmental Regulation now exists or has ever existed in, upon, under, over or from the premises;

     (f) no notice of any such violation or any alleged violation of an Environmental Regulation has been issued or given by any governmental entity or agency, and there is not now or has there ever been any investigation or report involving the premises by any governmental agency or entity which in any way relates to Hazardous Substances;

     (g) no person, party or governmental agency or entity has given notice of or asserted any claim, cause of action, penalty, cost or demand for payment or compensation, whether or not involving any injury or threatened injury to human health, the environment or natural resources, resulting or allegedly resulting from any activity or event described in (a) above;

     (h) there are not now, nor have there ever been, any actions, suits, proceedings or damage settlements relating in any way to Hazardous Substances in, upon, under, over or from the premises;


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     (i) the premises are not listed in the United States Environmental
Protection Agency's national priorities list of hazardous waste sites or any other state or local governmental agency; and

     (j) the premises are not subject to any lien or claim for lien in favor of any governmental entity or agency as a result of any release or threatened release of any Hazardous Substance.

     (k) Lessee shall not permit any dangerous, toxic or hazardous pollutants, contaminants, chemicals, wastes, materials, or substances, as defined in or governed by the provisions of any federal, state or local law, statute, code, ordinance, regulation, requirement or rule relating thereto (collectively, the "Environmental Regulations"), including without limitation urea-formaldehyde, dioxins, polychlorinated biphenyls, asbestos, asbestos-containing materials, nuclear-fuel wastes, and petroleum products, or any other wastes or substances which would subject the owner or occupant of the premises to any damages, penalties or liabilities under any applicable environmental regulation (collectively, the "Hazardous Substances") to be located, produced, treated, transported, incorporated, discharged, emitted, released, deposited or disposed of in, upon, under, over or from the premises. Lessee shall be liable for any and all costs to correct any such condition resulting from Lessee's violation of this provision.

10.  SURFACE USE.

     Lessor shall have the right to use all areas of the leased premises not within any fenced enclosure or dedicated for road use. Such use by Lessors may include cultivation, as well as grazing, provided such cultivation does not interfere with Lessee's equipment, including, but not limited to, tower, anchors, guy wires and fences.

     Lessee shall install fencing around the anchor points, approximately four feet (4') in height pursuant to site design attached hereto.

11.  LESSOR'S INDEMNITY.

     Lessor hereby agrees to indemnity and hold Lessee harmless from any damages, claims or causes of action which may arise during the term of this lease as a result of any action or negligence by the Lessor, their agents, servants or employees, and to pay all reasonable costs and expenses, including, but not limited to, attorney's fees and court costs.

12.  LESSEE'S INDEMNITY.

     Lessee hereby agrees to indemnify and hold Lessor harmless from any damages, claims or causes of action which may arise during the term of this lease as a result of any action or negligence by the Lessee, their agents, servants or employees, and to pay all reasonable costs and expenses, including, but not limited to, attorney's fees and court costs.


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13.  CONTINGENCY.

     This Lease Agreement is contingent upon Lessee receiving all necessary permits and licenses, including, but not limited to, FAA, FCC and local zoning requirements. Any other provision herein contained notwithstanding, no lease payment shall be due until receipt by Lessee of final approval. The date of receipt of such final approval shall be the anniversary date of this agreement and the date payment is due pursuant to Article 3. Provided, however, that this lease agreement shall terminate if payment is not made to Lessor within thirty
(30) days after receipt of construction permit from the FCC and each annual contract anniversary.

14.  GOVERNING LAW.

     Any claim arising out of this agreement shall be governed by the laws of the State of Wisconsin.

15.  BINDING EFFECT.

     This agreement is binding upon the parties hereto, their respective heirs, executors, administrators, successors and assigns.

     IN WITNESS WHEREOF, each party has executed this agreement on the date as set forth below.


               LESSEE                                  LESSOR

     VCY/America, Inc.                       Tom Winter
     3434 West Kilbourn Ave.                 N4135 - Highway 32
     Milwaukee, Wisconsin 53208              Krakow, Wisconsin 54134


     /s/ VIC ELIASON                         /s/ TOM WINTER
     -----------------------------------     -----------------------------------
     Vic Eliason                             Tom Winter, Lessor
     Title: Vice President-Communications

     Date:          1-1-97
          ------------------------------     -----------------------------------
                                             (Additional Name if needed)

                                             Date:           1-1-97
                                                  ------------------------------


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                                ACKNOWLEDGEMENT

STATE OF WISCONSIN  )
COUNTY OF BROWN     )

     This instrument was acknowledged before me on this 1st day of January, 1997, by Tom Winter.


                                             /s/ BONITA L. POLACZINSKI
                                             -----------------------------------
                                             Notary Public Bonita L. Polaczinski

My Appointment Expires:  3-21-99
                        ---------


                                ACKNOWLEDGEMENT

STATE OF WISCONSIN  )
COUNTY OF MILWAUKEE )

     This instrument was acknowledged before me on this _____ day of _________, 19__, by Vic Eliason, Vice President-Communications, VCY/America, Inc., a Wisconsin corporation, for and on behalf of said corporation.



                                             -----------------------------------
                                             Notary Public

My Appointment Expires: